Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 10, 2014, with respect to the consolidated financial statements and schedule included in the Annual Report on Form 10-K for the year ended June 27, 2014 of Versar, Inc., which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement on Form S-8 of the aforementioned report.

/s/ Grant Thornton LLP

McLean, Virginia

December 23, 2014